EXHIBIT 99.1

SIX FLAGS                                                                   NEWS
--------------------------------------------------------------------------------
FOR:             SIX FLAGS, INC.
CONTACT:         Jim Dannhauser, Chief Financial Officer
                 122 East 42nd Street
                 New York, NY 10168
                 (212) 599-4693

KCSA             Joseph A. Mansi/Robert Greenberg
CONTACTS:        (212) 896-1205 / (212) 896-1265
                 jmansi@kcsa.com / rgreenberg@kcsa.com
                 ---------------   -------------------

                                                           FOR IMMEDIATE RELEASE



                  SIX FLAGS CLOSES OFFERING OF NEW SENIOR NOTES
                                       AND
                        CALLS SENIOR NOTES FOR REDEMPTION


           NEW YORK, December 5, 2003 - Six Flags, Inc. (NYSE: PKS) has announced today that it closed the offering of $325 million aggregate principal amount of its new series of 9 5/8% senior notes due 2014 pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The 9 5/8% senior notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

           Six Flags also called for redemption, in accordance with the terms of the indenture governing its outstanding 9 3/4% senior notes due 2007, $301.5 million aggregate principal amount of such notes, at the applicable redemption price of 104.875% of the principal amount thereof, plus interest accrued to the redemption date of January 5, 2004. Six Flags currently has outstanding $423 million aggregate principal amount of its 9 3/4% senior notes due 2007.

           Six Flags is the world's largest regional theme park company, currently with thirty-nine parks throughout North America and Europe.



                                      # # #


The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.


This release and prior releases are available on the KCSA Public Relations Worldwide website at www.kcsa.com